Exhibit	99.1

Redemption of
Corporate Backed Trust Certificates,
 Series 2001-20 Trust
 Class A-1 Certificates (NYSE Listing CIL, CUSIP:21988G734*)

NEWS RELEASE – IMMEDIATE – May 24, 2007:
On June 1, 2007, the Corporate Backed Trust Certificates, Series 2001-20 Trust Class A-1 Certificates (the “Class A-1 Certificates”) issued by the Corporate Backed Trust Certificates, Series 2001-20 Trust (the “2001-20 Trust”) will be redeemed.  This redemption is a result of a call on the sole asset of the 2001-20 Trust, $40,220,000 Washington Mutual Capital I 8.375% Subordinated Capital Income Securities due June 1, 2027 CUSIP 939318AA9* (the “Underlying Securities”).  As a result of this redemption, certificateholders will be entitled to receive $25.96875000 per Class A-1 Certificate, consisting of $25.000000000 principal and $0.96875000 accrued interest per Class A-1 Certificate in connection with the call of the Underlying Securities.

This press release is being issued by U.S. Bank Trust National Association as trustee on behalf of the 2001-20 Trust.  For more information about these redemptions, please contact David Kolibachuk of U.S. Bank Trust National Association at 212-361-2459.